UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2006

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2006, Applied Imaging Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Genetix Group plc, a corporation organized under the laws of the United Kingdom (“Genetix”), and Alpine Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Genetix (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Genetix (the “Merger”).

The Merger Agreement

As a result of the cash consideration payable pursuant to the Merger, each holder of the Company’s common stock will receive $3.06 per share in cash. Consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement and the Merger by the stockholders of the Company. The Merger Agreement contains certain termination rights for both Genetix and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Genetix a termination fee of up to $550,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

Voting Agreements

Each of the executive officers and directors of the Company has entered into a voting agreement with Genetix (the “Voting Agreement”) substantially in the form filed as Exhibit 10.1 hereto. The Voting Agreement provides that each of the Company’s officers and directors will vote all shares of capital stock of the Company such person beneficially owns in favor of the approval of the Merger Agreement and the Merger and against approval of any proposal made in opposition to or in competition with the consummation of the Merger. The Voting Agreement terminates on the earlier of the date of the Merger or the date that the Merger Agreement has been validly terminated.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders.

On August 31, 2006, the board of directors of the Company approved the Second Amendment to the Preferred Shares Rights Agreement between the Company and Wells Fargo Bank, N.A. (the “Amendment”). The material terms of the Amendment are the same as those of the Preferred Shares Rights Agreement dated as of May 29, 1998 with Norwest Bank Minnesota, N.A., predecessor in interest to Wells Fargo Bank, N.A., as amended on February 7, 2002 (the “Rights Agreement”), provided however, that the definition of an “Acquiring Person” under the Rights Agreement has been amended to exclude Genetix, Merger Sub and the persons executing Voting Agreements to facilitate the Merger, the definitions of “Expiration Date” and “Triggering Event” has been amended to clarify the effect of the execution of the Merger Agreement and the consummation of the Merger on the Rights Agreement, and a new provision to terminate the Rights Agreement upon the effectiveness of the Merger has been added. The Amendment is contingent on the effectiveness of the Merger and if for any reason the Merger Agreement is terminated and the Merger is abandoned, then the Amendment will be of no effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed on Exhibit 4.1 hereto, and is incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Genetix Group plc, Alpine Merger Corporation and Applied Imaging Corp. dated as of August 31, 2006

4.1	Second Amendment to the Preferred Shares Rights Agreement between Applied Imaging Corp. and Wells Fargo Bank, N.A. dated as of August 31, 2006

10.1	Form of Voting Agreement, dated as of August 31, 2006, by and among Genetix Group plc and certain stockholders of Applied Imaging Corp.

Additional Information and Where to Find It

In connection with the proposed transaction, Applied Imaging will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF APPLIED IMAGING ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Applied Imaging Corp., 120 Baytech Drive, San Jose, CA 95134 (Telephone: (408) 719-6400). In addition, documents filed with the SEC by Applied Imaging are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Applied Imaging in connection with the transaction, and their interests in the solicitation, will be set forth in the proxy statement of Applied Imaging described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President & Chief Executive Officer

Date: September 1, 2006

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Genetix Group plc, Alpine Merger Corporation and Applied Imaging Corp. dated as of August 31, 2006

4.1	Second Amendment to the Preferred Shares Rights Agreement between Applied Imaging Corp. and Wells Fargo Bank, N.A. dated as of August 31, 2006

10.1	Form of Voting Agreement, dated as of August 31, 2006, by and among Genetix Group plc and certain stockholders of Applied Imaging Corp.

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